EXHIBIT j
                       CONSENT OF INDEPENDENT ACCOUNTANTS



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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 7 to the registration statement on Form N-1A ("Registration Statement") of our report dated December 11, 2001, relating to the financial statements and financial highlights which appears in the October 31, 2001 Annual Report to Shareholders of Phoenix-Euclid Market Neutral Fund (constituting Phoenix-Euclid Fund) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
February 28, 2002